 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)

(317) 577-5600
(Registrant's telephone number including area code)

Not applicable
(Former name or former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2020, Kite Realty Group Trust (the “Company”) entered new employment agreements with each of John A. Kite, Thomas K. McGowan, and Heath R. Fear (each, an “Executive”), effective as of December 31, 2020 (each, an “Employment Agreement,” and together, the “Employment Agreements”). The Employment Agreements supersede the employment agreements that the Company previously entered into with each Executive. Pursuant to these Employment Agreements, Mr. Kite will continue his employment as the Company’s Chief Executive Officer; Mr. McGowan will continue his employment as the Company’s President and Chief Operating Officer; and Mr. Fear will continue his employment as the Company’s Executive Vice President and Chief Financial Officer.

The initial term of each Employment Agreement will end on December 31, 2025, and such term will be automatically extended for an additional one-year period on such date and each December 31st thereafter, unless terminated earlier pursuant to the relevant Employment Agreement. In addition, the term of each Employment Agreement will be automatically extended as of the consummation of a change in control until the second anniversary following such change in control and for an additional one-year period on each anniversary thereafter, unless terminated earlier pursuant to the relevant Employment Agreement. An election not to automatically extend the term of each Employment Agreement for an additional one-year period may be made by either party but must be made at least 180 days prior to the date when such term would otherwise be extended.

Pursuant to the Employment Agreements, beginning January 1, 2021, Mr. Kite’s annual base salary will be $850,000, Mr. McGowan’s will be $500,000, and Mr. Fear’s will be $500,000. Each Executive’s base salary may be increased but not decreased by the Board during the term of the Employment Agreement. In addition, each Executive is entitled to participate in the Company’s annual cash incentive program. Mr. Kite’s annual cash incentive target for purposes of the fiscal year ending December 31, 2020 will be at least 125% of his annual base salary then in effect and for purposes of the fiscal year ending December 31, 2021 and thereafter will be at least 150% of his annual base salary then in effect. Both Mr. McGowan’s and Mr. Fear’s annual cash incentive target will be at least 100% of such Executive’s annual base salary then in effect. The Employment Agreements also provide that each Executive is entitled to participate in the Company’s equity incentive plan and any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, and similar benefits commensurate with the benefits that the Company provides to its senior executives generally.

Upon the effective date of the Employment Agreements, the Executives received special retention awards of LTIP units in the Company’s operating partnership with a grant date value of $2,500,000 for Mr. Kite and $1,000,000 each for Mr. McGowan and Mr. Fear. These awards will vest in three equal installments on each of December 31, 2023, December 31, 2024, and December 31, 2025, subject to the Executive’s continued employment on each applicable date, and are subject to an additional one-year “no sell” restriction following vesting.

If the Executive is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the applicable Employment Agreement), subject to his execution and non-revocation of a waiver and release agreement in favor of the Company, he will be entitled to (i) a lump sum severance payment equal to his “severance multiple” (which for Mr. Kite and Mr. McGowan is three and for Mr. Fear is two (or three, if such termination occurs in the two-year period following a change in control)), multiplied by the sum of his base salary then in effect and the average annual incentive compensation actually paid to the Executive with respect to the prior three fiscal years (or if employed for less than three fiscal years, the average paid during each full fiscal year for which the Executive was employed by the Company), (ii) a lump sum payment equal to his pro rata annual incentive compensation for the year of termination, subject to the performance criteria having been met for that year (unless termination occurs in the two-year period following a change in control, in which case the pro rata annual incentive compensation will be determined without regard to the achievement of the performance criteria), (iii) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months following the Executive’s termination date, (iv) full and immediate vesting of his equity awards that are subject only to time-vesting based on service, and (v) pro-rata vesting of his performance-based equity awards (other than any performance-based equity award that specifically supersedes the vesting provision of the Employment Agreement) if the performance objectives are achieved at the end of the performance period (unless termination occurs in the two-year period following a change in control, in which case there will be full and immediate vesting of his performance-based equity awards as of his termination date at the greater of (A) the target level on his termination date or (B) actual performance as of his termination date). In contrast to each Executive's previous employment agreement, the definition of "without cause" in the Employment Agreements does not include a decision by the Company not to extend the term of the Employment Agreement, meaning no payment will be owed to the Executive solely because the Employment Agreement is not renewed at the end of a term.

Upon the Executive’s termination of employment due to death or “disability” (as defined in the Employment Agreement), the Executive (or, in the case of the Executive’s death, the Executive’s beneficiary or estate) will be entitled to (i) the amount of the Executive’s compensation accrued as of the termination date, (ii) a lump sum payment equal to his pro rata annual incentive compensation target for the year of termination, (iii) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months following the Executive’s termination date, and (iv) full and immediate vesting of his equity awards, other than any performance-based equity award that specifically supersedes the vesting provision of the Employment Agreement.

The Employment Agreements contain (i) confidentiality and non-disparagement restrictions during the term and thereafter, (ii) non-competition restrictions during the term and for 18 months thereafter for each of Mr. Kite and Mr. McGowan and for 12 months thereafter (or 18 months, if his employment terminates without “cause” or for “good reason” in the two-year period following a change in control) for Mr. Fear, and (iii) non-solicitation restrictions during the term and for two years thereafter. The non-competition and non-solicitation restrictions will not apply to an Executive if the term of his Employment Agreement ends as a result of the Company’s election not to renew the term. The non-competition restrictions will also not apply if a change in control is consummated and the Executive resigns without “good reason” between the first and second anniversary of the consummation of such change in control.

The foregoing summary of the terms and conditions of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number
10.1	Executive Employment Agreement, dated as of December 29, 2020, by and between Kite Realty Group Trust and John A. Kite
10.2	Executive Employment Agreement, dated as of December 29, 2020, by and between Kite Realty Group Trust and Thomas K. McGowan
10.3	Executive Employment Agreement, dated as of December 29, 2020, by and between Kite Realty Group Trust and Heath R. Fear
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: December 31, 2020	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and
Chief Financial Officer